Exhibit 10.36


                               Celgene Corporation
                               7 Powder Horn Drive
                            Warren, New Jersey 07059


December 3, 2004

Pharmion Corporation
2525 28th Street
Boulder, Colorado 80301

Pharmion GmbH
Aeschenvorstadt 71
P.O. Box 605
4010 Basel
Switzerland

Gentlemen:

Reference is made to that certain License Agreement, dated as of November 16, 2001, as amended by Amendment No. 1, dated March 3, 2003, as further amended by Amendment No. 2, dated April 8, 2003, and as further amended by that letter agreement, dated August 18, 2003, by and among Pharmion GmbH, Pharmion Corporation ("Pharmion") and Celgene Corporation ("Celgene") (the "License Agreement"). Except as otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the License Agreement.

Since the date of the License Agreement, Celgene has continued, and continues, to make a substantial investment in the development of world-wide intellectual property rights to the use of Thalidomide in oncology.

Against that background, Pharmion GmbH, Pharmion and Celgene hereby agree as follows:

1. The Territory is hereby expanded to include Hong Kong, Korea and Taiwan. Accordingly, the term "Territory" under the definitions set forth in Article I of the License Agreement is hereby amended in its entirety to read as follows:

         "TERRITORY" shall mean all the countries of the world, except the United States, Canada, Mexico, Japan, and all provinces of China other than Hong Kong)."

In addition, Section 3.10 of the License Agreement is hereby deleted in its entirety.

2. In consideration of the parties' mutual interest in extending and expanding their relationship as a result of Pharmion's substantial investment in building a distribution infrastructure for Thalidomide sales in key markets in the Territory, its substantial investment seeking regulatory approval in such markets, and Pharmion's demonstrated success in

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distributing Thalidomide in certain major markets in the Territory, and in view of the unanticipated delay in obtaining UK Regulatory Approval, (i) Section 9.3(b) of the License Agreement is hereby amended to eliminate clause (i) in its entirety, with the subsequent clauses of Section 9.3(b) being appropriately renumbered and cross-references thereto being appropriately revised, and (ii)
Section 9.4 of the License Agreement is hereby amended to eliminate clause (a) in its entirety, with the subsequent clauses of Section 9.4 being appropriately renumbered and cross-references thereto being appropriately revised.

3. In consideration of the amendments set forth in Sections 1 and 2 above, contemporaneously with the execution and delivery of this letter agreement, Pharmion shall pay to Celgene U.S. $3,000,000 by wire transfer of immediately available funds.

4. In the interest of accurately reflecting the agreement of the parties to the License Agreement with respect to royalties thereunder, Section 3.5 of the License Agreement is amended in its entirety to read as follows:

         "3.5 Royalties. In consideration of the license and rights granted by Celgene to Pharmion pursuant to this Article 3, Pharmion shall pay to Celgene a royalty with respect to each country in the Territory, equal to eight percent (8%) of Net Sales following the First Commercial Sale in such country, payable as provided below."

5. Except as expressly modified by this letter agreement, all terms and conditions of the License Agreement shall remain in full force and effect.

6. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, together, shall constitute one and the same agreement.

                                   Sincerely,

                                   Celgene Corporation

                                   By: /s/ Sol J. Barer
                                      -----------------------------------------
                                           Sol J. Barer
                                           President and Chief Operating Officer


Agreed:

Pharmion Corporation
Pharmion GmbH

By: /S/ Patrick J. Mahaffy
   ------------------------------------------
        Patrick J. Mahaffy
        President and Chief Executive Officer